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Exhibit 10.2  Stock Purchase Amendment Agreement for James N. Koury.

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                      STOCK PURCHASE RIGHTS AMENDMENT AGREEMENT

This Stock Purchase Amendment Agreement ("Agreement") is made and entered into as of the 12th day of February, 1999, between Cerritos Valley Bancorp ("CVB"), and James Koury (hereinafter referred to as "Executive").

                                      RECITALS:
WHEREAS, Executive was granted stock purchased rights ("Rights") and has entered into a related stock purchase agreement ("Purchase Agreement") pursuant to the Cerritos Valley Bancorp 1993 Stock Purchase Plan;

WHEREAS, CVB is a party to an Agreement and Plan of Reorganization and Merger by and among Belvedere Capital Partners, Inc., as general partner of California Community Financial Institutions Fund, Limited Partnership, Cerritos Merger Co., CVB and Cerritos Valley Bank (the "Agreement") dated as of February 12, 1999 pursuant to which Cerritos Valley Bancorp will merge with Cerritos Merger Co., a wholly owned subsidiary of California Community Financial Institutions Fund, Limited Partnership, with CVB being the surviving entity and becoming a wholly owned subsidiary of California Community Financial Institutions Fund, Limited Partnership (the "Merger");

WHEREAS, in the Agreement, a condition precedent to the obligations of California Community Financial Institutions Fund, Limited Partnership to consummate the Merger is the execution of this Agreement providing for the deferral by Executive of any action to purchase any stock under the Purchase Agreement and the amendment of the Purchase Agreement to reflect the acceleration of the expiration date of half of the rights to purchase stock of CVB in exchange for CVB repurchasing, immediately after the Merger, 75,000 shares of CVB common stock owned by Executive at $28.52 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Executive agrees not to exercise his Rights as to any part until after the consummation of the Merger.

     2. Upon consummation of the Merger, Executive and CVB agree to amend the Purchase Agreement to reflect the acceleration of the expiration date with respect to 75,000 Rights from November 1, 2003 to eighteen months after the consummation of the Merger in exchange for the purchase by CVB, subject to necessary regulatory approvals, as soon as practicable after the consummation of the Merger of 75,000 shares of CVB common stock owned by Executive at the cash price of $28.52.

     3. In the event the Merger is not consummated pursuant to the Agreement or an amendment thereto, the provisions of the Purchase Agreement shall remain in full force and effect and the enforceability thereof is not affected by this Agreement.

     3. This Agreement shall supersede and terminate in all respects and in its entirety the Purchase Agreement, and all rights and claims to rights provided therein, and shall fully discharge any and all claims which Executive may have against CVB or its successors or assigns in connection with the Purchase Agreement. This Agreement contains all of the terms and conditions agreed upon

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by the parties regarding the subject matter of this Agreement.  Any prior agreements, promises, negotiations, or representations, oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement shall have no force and effect. This Agreement may only be modified in a writing signed by the parties.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CERRITOS VALLEY BANCORP


                              By:  /s/ Najam Saiduddin
                                  -------------------------------

                              EXECUTIVE


                              /s/ James N. Koury
                              -----------------------------------
                              James Koury





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